Exhibit 4.2(a)

RETAIL GLOBAL NOTE

CUSIP NO. 74367CDG7

PROTECTIVE LIFE SECURED TRUST 2006-2

CALLABLE INTERNOTE®

REGISTERED FACE AMOUNT:  $28,500,000.00

No. 1

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Principal Amount: $28,500,000.00	LIBOR ☐
Original Issue Date: February 16, 2006	☐ LIBOR Reuters Page:
Price to Public: 100%	☐ LIBOR Telerate Page:
Stated Maturity Date: February 15, 2009	Designated LIBOR Currency:
Settlement Date and Time: February 16, 2006 3:30 pm, New York City time	EURIBOR ☐ Treasury Rate (other than Constant Maturity
Securities Exchange Listing: ☐ Yes ☒ No. If yes, indicate name(s) of Securities Exchange(s)_______________________.	Treasury Rate) ☐ Constant Maturity Treasury Rate ☐
Depositary: The Depository Trust Company	Designated CMT Telerate Page:
Authorized Denominations (if other than $1,000):	If Telerate Page 7052:
Collateral held in the Trust: Protective Life Insurance Company	☐ Weekly Average
Funding Agreement No. GA 6078, all proceeds, rights and books and records related thereto.	☐ Monthly Average Designated CMT Maturity Index:
Interest Rate or Formula:	Prime Rate ☐
Fixed Rate Note: ☒ Yes ☐ No. If yes,	Inverse Floating Rate Note ☐
Interest Rate:%	Fixed Interest Rate:
Interest Payment Frequency:	Floating Rate/Fixed Rate ☐
☐ Monthly ☐ Quarterly	Fixed Interest Rate:
☒ Semi-annually ☐ Annually	Fixed Rate Commencement Date:
Interest Payment Dates, if other than as specified on the	Index Maturity:
reverse hereof:	Spread and/or Spread Multiplier, if any:
Additional/Other Terms: None.	Initial Interest Rate, if any:
Amortizing Note: ☐ Yes ☒ No. If yes,	Initial Interest Reset Date:
Amortization schedule or formula:	Interest Reset Dates:
Additional/Other Terms:	Rate Determination Date(s):
Discount Note: ☐ Yes ☒ No. If yes,	Interest Payment Frequency:
Registered Face Amount:	☐ Monthly ☐ Quarterly
Total Amount of Discount:	☐ Semi-Annually ☐ Annually
Yield to Maturity:	Maximum Interest Rate, if any:
Additional/Other Terms:	Minimum Interest Rate, if any:
Redemption Provisions: ☒ Yes ☐ No. (If yes, the	Additional/Other Terms:
Trust will redeem the Note on the date and to the extent that the Funding Agreement (as defined in the	Regular Record Date(s): Each date, whether or not a business day, that is fifteen calendar days immediately

Indenture) has been redeemed by Protective Life
Insurance Company (“Protective Life”). Protective
Life has the right to redeem the Funding Agreement,
in full or in part, on February 15, 2007 (such date, the

preceding an interest payment date. Sinking Fund: Not Applicable. Day Count Convention: ☒ 30 over 360 ☐ Actual over Actual
“Initial Redemption Date”) or on any other Interest	☐ Actual over 360 ☐ Other (See attached)
Payment Date thereafter).	Specified Currency: U.S. Dollars
Initial Redemption Percentage:	Calculation Agent: Not Applicable
Annual Redemption Percentage Reduction, if any:	Additional/Other Terms: None
Additional/Other Terms:
Repayment Provisions: ☐ Yes ☒ No. (If yes, the Holder of this Note has the right to repayment of this Note on any Interest Payment Date after ).
Additional/Other Terms:
Survivor’s Option: ☒ Yes ☐ No. (If yes, the attached Survivor’s Option is incorporated into this Note).
Trust Put Limitation: Not Applicable
Floating Rate Note: ☐ Yes ☒ No. If yes,
Interest Rate:
Interest Rate Basis(es) (or Base Rate):
CD Rate ☐
Commercial Paper Rate ☐
Federal Funds (Effective) Rate ☐
Federal Funds (Open) Rate ☐

The Protective Life Secured Trust designated above (the “Trust”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount on the Stated Maturity Date and, if so specified above, to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified herein to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue installment of interest as specified above. The “Principal Amount” of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as defined in Section 2(b) on the reverse hereof) at such time, (2) if this Note is an Amortizing Note (as defined in Section 2(c) on the reverse hereof), the Outstanding Face Amount (as defined in Section 2(c) on the reverse hereof) at such time and (3) in all other cases, the Registered Face Amount hereof. Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture, dated as of the Original Issue Date specified in the Pricing Supplement (the “Indenture”), between The Bank of New York (the “Indenture Trustee”) and the Trust, or on the face hereof.

This Note will mature on the Stated Maturity Date, unless its principal (or, any installment of its principal) becomes due and payable prior to the Stated Maturity Date whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the direction of the Trust, notice of the Holder’s option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the principal amount of this Note becomes due and payable, as the case may be, are referred to as the “Maturity Date” with respect to principal of this Note repayable on such date).

A “Discount Note” is any Note that has a Price to Public that is less than 100% of the Registered Face Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

Except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified herein, commencing with the first (1st) Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or such Maturity Date, as the case may be, except that with respect to Interest Payment Dates, other than the Maturity Date, if this Note is a LIBOR Note or a EURIBOR Note and such next succeeding Business Day falls in the next calendar month, such payment shall be made on the Business Day immediately preceding the Interest Payment Date; provided that, in connection with Floating Rate Notes, and except in the case of an Interest Payment Date that falls on a Maturity Date, interest will continue to accrue to but excluding the date the interest is paid. Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

Unless otherwise specified above, the interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Any such interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the Corporate Trust Office of the Indenture Trustee (or any such Paying Agent). Payments of principal, interest and other amounts hereon (other than on the Maturity Date) will be made in accordance with existing arrangements between the Indenture Trustee (or any such Paying Agent) and the Depositary. Any principal, premium and/or interest payable hereon on the Maturity Date will be paid by wire transfer in immediately available funds to an account specified by the Depositary upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee (or any such Paying Agent), provided that this Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust. Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder thereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

THE PROTECTIVE LIFE SECURED TRUST SPECIFIED ON THE FACE OF THIS NOTE

Dated: Original Issue Date	By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee.

	By:	/s/ Jennifer A. Luce

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Protective Life Secured Trust specified on the face of this Note referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
As Indenture Trustee

Dated: Original Issue Date

	By:	/s/ Joseph A. Lloret
Authorized Signatory

[REVERSE OF NOTE]

Section 1.                                          General. This Note is one of a duly authorized issue of Notes of the Protective Life Secured Trust designated on the face hereof (the “Trust”). The Series of Notes are issued pursuant to the Indenture. Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture.

Section 2.                                          Determination of Interest Rate and Certain Other Terms.

(a)                                  Fixed Rate Notes.

(i)                                     If this Note is specified on the face hereof as a “Fixed Rate Note,” for the period from the Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, the interest rate hereon shall be at the rate per annum stated on the face hereof until, but excluding the date on which the Principal Amount is paid or made available for payment. Unless otherwise specified on the face hereof, the rate of interest payable on this Note will not be adjusted.

(ii)                                  Unless otherwise specified on the face hereof, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

(b)                                 Discount Notes.

(i)                                     If this Note is specified on the face hereof as a “Discount Note,” this Note shall bear interest at the rate set forth on the face hereof in the same manner as set forth in Section 2(a) above, and payments of principal and interest shall be made as set forth on the face hereof.

(ii)                                  In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note on the Maturity Date will be equal to the sum of (1) the Price to Public (increased by any accruals of Discount) and, in the event of any redemption of Discount Notes, if applicable, multiplied by the

Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (2) any unpaid interest accrued on such Discount Notes to the Maturity Date (such sum, the “Amortized Face Amount”). For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of this Note occurs for Discount Notes, the Discount will be accrued using a Constant Yield Method. The Constant Yield Method will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the Stated Maturity Date of such Discount Notes will not be accelerated. If the period from the Original Issue Date to the first (1st) Interest Payment Date for Discount Notes (the “Initial Period”) is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

(c)                                  Amortizing Notes.

(i)                                     If this Note is specified on the face hereof as an “Amortizing Note,” this Note shall bear interest at the rate set forth on the face hereof, in the same manner as set forth in Section 2(a) above and payments of principal, premium (if any) and interest shall be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto.

(ii)                                  If it is specified on the face hereof that this Note is an Amortizing Note, the Trust will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table, or in accordance with the formula, appearing in Schedule I, attached to this Note. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

(d)                                 Floating Rate Notes.

(i)                                     If this Note is specified on the face hereof as a “Floating Rate Note,” interest on this Note shall accrue and be payable in accordance with this Section 2(d). A Floating Rate Note may be a CD Rate Note, Commercial Paper Rate Note, Federal Funds (Effective) Rate Note, Federal Funds (Open) Rate Note, LIBOR Note, EURIBOR Note, Treasury Rate Note, Constant Maturity Treasury Rate Note, a Prime Rate Note, an Inverse Floating Rate Note, or a Floating Rate/Fixed Rate Note. For the period from the Original Issue Date to, but not including, the first (1st) Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof. Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date; provided, however, that the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding such Maturity Date.

(A)                              Unless specified otherwise on the face hereof, Interest Reset Dates are as follows:  (1) in the case of Notes that reset daily, each Business Day, (2) in the case of Notes that reset weekly, other than Treasury Rate Notes, the Wednesday of each week, (3) in the case of Treasury Rate Notes that reset weekly and except as provided below under “Treasury Rate Notes,” the Tuesday of each week, (4) in the case of Notes that reset monthly, the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (5) in the case of Notes that reset quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (6) in the case of Notes that reset semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued and (7) in the case of Notes that reset annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.

(B)                                If any Interest Reset Date would otherwise be a day that is not a Business Day (or, if this Note is a LIBOR Note, a day that is not a London Business Day or, if this Note is a EURIBOR Note, a day that is not a Euro Business Day), such Interest Reset Date shall be postponed to the next day that is also a Business Day (or, if this Note is a LIBOR Note, to the next day that is a London Business Day or, if this Note is a EURIBOR Note, to the next day that is a Euro Business Day); provided, however, that if this Note is a LIBOR Note and such London Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the London Business Day immediately preceding such Reset Date and if this Note is a EURIBOR Note and such Euro Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Euro Business Day immediately preceding such Reset Date. If this Note is a Treasury Rate Note (as defined below) and an auction date for direct obligations of United States securities shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first (1st) Business Day immediately following such auction date.

(C)                                If this Note has more than one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by an Accrued Interest Factor. The Accrued Interest Factor will be computed by adding the interest factors calculated for each day in the Interest Reset Period for which accrued interest is being calculated. The Interest Reset Period is the period from each Interest Reset Date to, but not including, the following Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds (Effective) Rate Notes, Federal Funds (Open) Rate Notes, LIBOR Notes, EURIBOR Notes and Prime Rate Notes. In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the Interest Factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The Interest Rate Basis shall be set forth on the face hereof and shall be the Interest Rate Basis, as adjusted in accordance with any Spread or Spread Multiplier and subject to any Maximum Interest Rate or Minimum Interest Rate specified on the face hereof. Notwithstanding Section 2(d)(i)(E) below, the Interest Factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date. Unless otherwise specified on the face hereof, the interest rate that is effective on the applicable Interest Reset Date will be determined on the applicable Rate Determination Date and calculated on the applicable Calculation Date. Unless otherwise specified on the face hereof, the interest rate in effect for each day to and excluding the next Interest Reset Date will be the interest rate that was in effect on the preceding Interest Reset Date. “Calculation Date” means the date by which the Calculation Agent specified on the face hereof, is to calculate the interest rate which will be the earlier of (1) the fifth (5th) Business Day after the related Rate Determination Date, or if any such day is not a Business Day, the next Business Day and (2) the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

(D)                               If this Note has one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds (Effective) Rate Notes, Federal Funds (Open) Rate Notes, LIBOR Notes, EURIBOR Notes and Prime Rate Notes. In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

(E)                                 Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the interest rate on this Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on a Floating Rate Note will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, .005 of a unit will be rounded upward.

(ii)                                  Unless otherwise specified on the face hereof and except as provided below, the Interest Payment Date for a Floating Rate Note shall be as follows:  (1) if the Reset Date for a Note is daily, weekly or monthly, the Interest Payment Date shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (2) if the Reset Date for a Note is quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (3) if the Reset Date for a Note is semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued, (4) if the Reset Date for a Note is annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued. In each of these cases, interest will also be payable on the Maturity Date.

(iii)                               If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or Minimum Interest Rate. If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Maximum Interest Rate. If a Minimum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

(iv)                              All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder of this Note and neither the Trust, the Indenture Trustee nor the Calculation Agent shall have any liability to the Holder of this Note in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent. Upon request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note. The Calculation Agent will notify the Indenture Trustee, Paying Agent, Registrar, the Trust and if this Note is listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, Initial Interest Period, Interest Reset Period, and interest amount payable applicable to this Note promptly after such determination is made. If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint the Paying Agent or another leading commercial bank to act as such in its place.

(v)                                 Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note on and after the first (1st) Interest Reset Date shall be the interest rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof, the base rate, multiplied by the Spread Multiplier, if any, specified on the face hereof and/or plus or minus the Spread, if any, specified on the face hereof.

(A)                              CD Rate Notes. If the Interest Rate Basis is the CD Rate, this Note shall be deemed to be a “CD Rate Note.” A CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the CD Rate for each CD Rate Determination Date by the Calculation Date pertaining to such CD Rate Determination Date. The CD Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period. Unless otherwise specified on the face hereof, “CD Rate” means the rate for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “CDs (Secondary Market)” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, the CD Rate for the Interest Reset Period will be the rate on such date for negotiable certificates of deposit of the applicable Index Maturity as published in the H.15 Daily Update under the heading “CDs (Secondary Market).”  If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on such date, of three (3) leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in New York City selected by the Calculation Agent after consultation with the Trust for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the CD Rate for the applicable Interest Reset Period will be the CD Rate for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, the CD Rate shall be the Initial Interest Rate. “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published weekly by the

Board of Governors of the Federal Reserve System; and “H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

(B)                                Commercial Paper Rate Notes. If the Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed to be a “Commercial Paper Rate Note.” A Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Commercial Paper Rate for each Commercial Paper Rate Determination Date by the Calculation Date pertaining to such Commercial Paper Rate Determination Date. The Commercial Paper Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Date for each Interest Reset Period. Unless otherwise specified on the face hereof, “Commercial Paper Rate” means the Money Market Yield (calculated as described below) on the Calculation Date of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate is published in H.15(519) under the heading “Commercial Paper -- Nonfinancial.”  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the rate on such date for commercial paper having the applicable Index Maturity as published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper -- Nonfinancial.”  If such rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on such date, of three (3) leading dealers of commercial paper in New York City selected by the Calculation Agent after consultation with the Trust for commercial paper having the applicable Index Maturity placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate for the Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, the Commercial Paper Rate will be the Initial Interest Rate. “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield=       D X 360         x     100

360 - (D X M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable Index Maturity.

(C)                                Federal Funds (Effective) Rate Notes. If the Interest Rate Basis is the Federal Funds (Effective) Rate, this Note shall be deemed to be a “Federal Funds (Effective) Rate Note.” A Federal Funds (Effective) Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds (Effective) Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Federal Funds (Effective) Rate for each Federal Funds (Effective) Rate Determination Date by the Calculation Date pertaining to such Federal Funds (Effective) Rate Determination Date. The Federal Funds (Effective) Rate Determination Date is the first (1st) Business Day prior to the Interest Reset Date for each Interest Reset Period. Unless otherwise specified on the face hereof, “Federal Funds (Effective) Rate” means the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as this rate is displayed on Moneyline Telerate, Inc. on page 120, or any successor service or page (“Telerate Page 120”) or, if not so displayed or published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds (Effective) Rate Determination Date, the Federal Funds (Effective) Rate for the Interest Reset Period will be the rate on such Calculation Date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “Federal Funds (Effective).”  If such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate by 3:00 p.m., New York City time, on the Calculation Date then the Federal Funds (Effective) Rate for such Interest Reset Period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on the Calculation Date, for the last transaction in overnight Federal Funds arranged by three (3) leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Trust. If the dealers selected by the Calculation Agent, however, are not quoting rates as described above, the Federal Funds (Effective) Rate for the Interest Reset Period will be the same as the Federal Funds (Effective) Rate in effect for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, the Federal Funds (Effective) Rate will be the Initial Interest Rate.

If this Note is a Federal Funds (Effective) Rate Note that resets daily, the interest rate on the Note for the period from and including a Monday to,

but excluding, the succeeding Monday will be reset by the Calculation Agent on the second (2nd) Monday, or, if not a Business Day, on the next Business Day, to a rate equal to the average of the Federal Funds (Effective) Rates in effect for each such day in such week.

(D)                               Federal Funds (Open) Rate Notes. If the Interest Rate Basis is the Federal Funds (Open) Rate, this Note shall be deemed to be a “Federal Funds (Open) Rate Note.” A Federal Funds (Open) Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds (Open) Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Federal Funds (Open) Rate for each Federal Funds (Open) Rate Determination Date by the Calculation Date pertaining to such Federal Funds (Open) Rate Determination Date. The Federal Funds (Open) Rate Determination Date is the first (1st) Business Day prior to the Interest Reset Date for each Interest Reset Period. Unless otherwise specified on the face hereof, “Federal Funds (Open) Rate” means the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open” as this rate is displayed on Moneyline Telerate, Inc. on page 5, or any successor service or page (“Telerate Page 5”) or, if not so displayed or published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds (Open) Rate Determination Date, the Federal Funds (Open) Rate for the Interest Reset Period will be the rate on such Calculation Date as reported by Prebon Yamane (or a successor) on Bloomberg that appears on FEDSPREB Index. If such rate is not yet published in either Telerate Page 5 or FEDSPREB Index on Bloomberg, by 3:00 p.m., New York City time, on the Calculation Date then the Federal Funds (Open) Rate for such Interest Reset Period will be the arithmetic mean of the rates, before 9:00 a.m., New York City time, on the Calculation Date, for the last transaction in overnight Federal Funds arranged by three (3) leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Trust. If the dealers selected by the Calculation Agent, however, are not quoting rates as described above, the Federal Funds (Open) Rate for the Interest Reset Period will be the same as the Federal Funds (Open) Rate in effect for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, the Federal Funds (Open) Rate will be the Initial Interest Rate.

If this Note is a Federal Funds (Open) Rate Note that resets daily, the interest rate on the Note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the Calculation Agent on the second (2nd) Monday, or, if not a Business Day, on the next Business Day, to a rate equal to the average of the Federal Funds (Open) Rates in effect for each such day in such week.

(E)                                 LIBOR Notes. If the Interest Rate Basis is LIBOR, this Note shall be deemed to be a “LIBOR Note.” A LIBOR Note will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any. The Calculation Agent will determine LIBOR for each LIBOR Determination Date by the Calculation Date pertaining to such LIBOR Determination Date. The LIBOR Determination Date is the second (2nd) London Business Day prior to the Interest Reset Date for each Interest Reset Period.

(1)                                  Unless otherwise indicated on the face hereof, on a LIBOR Determination Date, the Calculation Agent will determine LIBOR for each Interest Reset Period as follows:

The Calculation Agent will determine the offered rates for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, which appears on the “designated LIBOR page” as of 11:00 a.m., London time, on that LIBOR Determination Date. If “LIBOR Telerate” is designated on the face hereof, “designated LIBOR page” means the display on Moneyline Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks. If “LIBOR Reuters” is designated on the face hereof, “designated LIBOR page” means the arithmetic mean determined by the Calculation Agent of the two (2) or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such single rate shall be used) on the display on the Reuters Monitor Money Rates Service Page “LIBOR,” or any successor service or page for the purpose of displaying the London interbank offered rates of major banks. If neither “LIBOR Telerate” nor “LIBOR Reuters” is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

(2)                                  If LIBOR cannot be determined on a LIBOR Determination Date as described above, then the Calculation Agent will determine LIBOR as follows:

The Calculation Agent will select four (4) major banks in the London interbank market after consultation with the Trust. The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR Determination Date. These quotations will be for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time. If two (2) or more quotations are provided, LIBOR for the Interest Reset Period will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust and then determine LIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR Determination Date. The rates quoted will be for loans in U.S. Dollars, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time. If fewer than three (3) New York City banks selected by the Calculation Agent are quoting rates, LIBOR for the Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, LIBOR will be the Initial Interest Rate.

(F)                                 EURIBOR Notes. If the Interest Rate Basis is EURIBOR, this Note shall be deemed to be a “EURIBOR Note.” A EURIBOR Note will bear interest for each Interest Period at the interest rate calculated with reference to EURIBOR and the Spread or Spread Multiplier, if any. The Calculation Agent will determine EURIBOR for each EURIBOR Determination Date by the Calculation Date pertaining to such EURIBOR Determination Date. The EURIBOR Determination Date is the second (2nd) Euro Business Day prior to the Interest Reset Date for each Interest Reset Period.

(1)                                  Unless otherwise indicated on the face hereof, on a EURIBOR Determination Date, the Calculation Agent will determine EURIBOR for each Interest Reset Period as follows:

The Calculation Agent will determine the offered rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Markets Association, or any company established by them for purposes of establishing those rates, having the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, as displayed on Moneyline Telerate, Inc. on page 248, or any successor service or page used for the purpose of displaying this rate (“Telerate Page 248”) as of 11:00 a.m., Brussels time, on that EURIBOR Determination Date.

(2)                                  If EURIBOR cannot be determined on a EURIBOR Determination Date as described above, then the Calculation Agent will determine EURIBOR as follows:

The Calculation Agent will select four (4) major banks in the euro-zone interbank market after consultation with the Trust. The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR Determination Date. These quotations will be for euro deposits for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in euros in the market at the time. If two (2) or more quotations are provided, EURIBOR for the Interest Reset Period will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided, the Calculation Agent will select three (3) major banks in the euro-zone after consultation with the Trust and then determine EURIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in the euro-zone to leading euro-zone banks at approximately 11:00 a.m., Brussels time, on the EURIBOR Determination Date. The rates quoted will be for loans in euros, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in euros in the market at the time. If fewer than three (3) euro-zone banks selected by the Calculation Agent are quoting rates, EURIBOR for the Interest Reset Period will be the same as EURIBOR for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, EURIBOR will be the Initial Interest Rate.

(G)                                Treasury Rate Notes.

(1)                                  If the Interest Rate Basis is the Treasury Rate, this Note shall be deemed to be a “Treasury Rate Note.” A Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Treasury Rate for each Treasury Rate Determination Date by the Calculation Date pertaining to such Treasury Rate Determination Date. Unless “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise set forth on the face hereof, the Treasury Rate for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination

Date for the Interest Reset Period of U.S. treasury securities having the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace this page on that service) under the heading “Investment Rate” or, if not so published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Treasury Rate Determination Date, then the Treasury Rate for the Interest Reset Period will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be the rate having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “U.S. Government Securities—Treasury bills (Secondary Market)” or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Treasury Rate Determination Date of treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the heading “U.S. Government Securities—Treasury Bills (Secondary Market).”  If none of the above rates is published by 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be calculated as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three (3) leading primary United States government securities dealers selected by the Calculation Agent for the issue of treasury securities with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned above, then the Treasury Rate for the Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, the Treasury Rate will be the Initial Interest Rate.

(2)                                  The “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

(H)                               Constant Maturity Treasury Rate Notes.

(1)                                  If the Interest Rate Basis is the Constant Maturity Treasury Rate, this Note shall be deemed to be a “Constant Maturity Treasury Rate Note.”  A Constant Maturity Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Constant Maturity Treasury Rate and the Spread or Spread Multiplier, if any. If “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise specified on the face hereof, “Constant Maturity Treasury Rate” for each Interest Reset Period will be the rate displayed on the Designated Constant Maturity Treasury Page (as defined below) under the caption “Treasury Constant Maturities” under the column for the Designated CMT Maturity Index for either (1) that Constant Maturity Treasury Rate Determination Date (as hereinafter defined), if the Designated Constant Maturity Treasury Page is 7051 (or any other page that may replace this page on that service); or (2) the week, or the month, as set forth on the face hereof, ended immediately preceding the week in which the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date occurs, if the Designated Constant Maturity Treasury Page is 7052 (or any other page that may replace this page on that service).

If the Treasury Rate is no longer displayed on the Designated Constant Maturity Treasury Page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (as hereinafter defined) as published in H.15(519) for the Constant Maturity Treasury Rate Determination Date. If the Constant Maturity Treasury Rate is no longer published, or if not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate

Determination Date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate Determination Date with respect to the Interest Reset Date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines is comparable to the rate formerly displayed on the Designated Constant Maturity Treasury Page and published in the relevant H.15(519). If the information in the immediately preceding sentence is not available by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Calculation Agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date reported, according to their written records, by three (3) leading primary United States government securities dealers (each, a “CMT Reference Dealer”) in the City of New York selected by the Calculation Agent. The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three (3) Treasury Note quotations as described above, the Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date of three (3) CMT Reference Dealers in the City of New York. The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If two (2) of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used. If fewer than five but more than two (2) CMT Reference Dealers are quoting as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated; provided, however, that if fewer than three (3) CMT Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate for the Interest Reset Period will be the same as the Constant Maturity Treasury Rate for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, the Constant Maturity Treasury Rate will be the Initial Interest Rate.

(2)                                  For purposes of Constant Maturity Treasury Rate Notes, the “Constant Maturity Treasury Rate Determination Date” will be the tenth (10th) Business Day prior to the Interest Reset Date for the applicable Interest Reset Period. “Designated Constant Maturity Treasury Page” means the display on Moneyline Telerate, Inc. on the page designated on the face hereof, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If that page is not specified on the face hereof, the Designated Constant Maturity Treasury Page shall be 7052, for the most recent week. “Designated CMT Maturity Index” means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) designated on the face hereof with respect to which the Constant Maturity Treasury Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

(I)                                    Prime Rate Notes. If the Interest Rate Basis is the Prime Rate, this Note shall be deemed to be a “Prime Rate Note.”  A Prime Rate Note will bear interest for each Interest Reset Period calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. The Calculation Agent will determine the Prime Rate for each Interest Reset Period on each Prime Rate Determination Date by the Calculation Date pertaining to such Prime Rate Determination Date. The Prime Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period. Unless otherwise specified on the face hereof, “Prime Rate” means the rate on the Calculation Date made available and subsequently published on the Calculation Date in H.15(519) under the heading “Bank Prime Loan” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Determination Date, the Prime Rate will be the rate on that day as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate, under the heading “Bank Prime Loan,” or if neither such rate is published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Prime Rate Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page (hereinafter defined) as each such bank’s prime rate or base lending rate as in effect for the Prime Rate Determination Date. If fewer than four (4) such rates appear on the Reuters Screen USPRIME1 Page, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust. The Prime Rate will be the arithmetic mean of the prime rates quoted by those three (3) banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date; provided, however, that if fewer than three (3) banks in New York City are quoting as mentioned in this sentence, the Prime Rate for the Interest Reset Period will be the same as the Prime Rate in effect for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, the Prime Rate will be the Initial Interest Rate. “Reuters Screen USPRIME1 Page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

(J)                                   Inverse Floating Rate Notes. If this Note is designated as an Inverse Floating Rate Note on the face hereof, the Inverse Floating Rate shall be equal to (1) in the case of the period, if any, commencing on the Original Issue Date (or such other date which may be specified on the face hereof as the date on which this Note shall begin to accrue interest), up to the first (1st) Interest Reset Date, a fixed rate of interest established by the Trust as specified on the face hereof, and (2) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest as specified on the face hereof minus the interest rate determined based on the Interest Rate Basis as adjusted by the Spread or Spread Multiplier, if any; provided, however, that (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding the Maturity Date.

(K)                               Floating Rate/Fixed Rate Notes. If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, commencing on the Fixed Rate Commencement Date specified on the face hereof, in which event the interest rate on this Note will be determined as provided herein as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period.

Section 3.                                          Optional Redemption. If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture. If a Redemption Right is set forth on the face of this Note, the Trust shall elect to redeem this Note on the Initial Redemption Date set forth on the face hereof or on any other Interest Payment Date thereafter on which the Funding Agreement is to be redeemed in whole or in part by Protective Life Insurance Company (“Protective Life”) (each, a “Redemption Date”), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable, in increments of the authorized denomination specified on the face hereof at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the applicable Redemption Date. “Redemption Price” shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount of this Note to be redeemed. The unpaid principal amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Protective Life, by (B) the outstanding principal amount of the Funding Agreement. The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the principal amount thereof to be redeemed. Notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed redemption date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. If less than all of the Notes are redeemed, the Depositary will select by lot the amount of the interest of each direct participant in the Trust to be redeemed. Unless otherwise specified herein, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date.

Section 4.                                          Sinking Funds and Amortizing Notes. Unless this Note is specified as an Amortizing Note on the face hereof, this Note will not be subject to any sinking fund.

Section 5.                                          Optional Repayment. If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date. If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”). On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments of the authorized denomination specified on the face hereof at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Indenture Trustee, with the form entitled “Option to Elect Repayment,” below, duly completed. Exercise of such repayment option by the Holder hereof shall be irrevocable.

Section 6.                                          Modification and Waivers. The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to execute supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected thereby, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Note affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

Section 7.                                          Obligations Unconditional. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, such Note on the respective Stated Maturity Date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 8.                                          Events of Default. If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture. In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 2(b) hereof.

Section 9.                                          Additional Amounts; Tax Event. No Additional Amounts will be paid with respect to any payment of principal of (or premium, if any, on) or interest, if any, on this Note to any Holder.

If (1) a Tax Event (defined below) as to the relevant Funding Agreement(s) occurs and (2) Protective Life redeems the Funding Agreement in whole or in part, the Trust will redeem the Notes, subject to the terms and conditions of Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date. “Tax Event” means that Protective Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable Funding Agreement is entered into, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges. “Tax Event Redemption Price” means an amount equal to the unpaid principal amount of this Note to be redeemed. The unpaid principal amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Protective Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

Section 10.                                   Listing. Unless otherwise specified on the face hereof, this Series of Notes will not be listed on any securities exchange.

Section 11.                                   No Recourse Against Certain Persons. No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

Section 12.                                   Miscellaneous.

(a)                                  This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

(b)                                 As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Global Note, certain additional limitations), the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrator and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

(c)                                  As provided in the Indenture and subject to certain limitations (including, in the case of any Global Note, certain additional limitations) therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

(d)                                 Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided (subject to Section 2.09 of the Indenture) and for all other purposes, whether or not this

Note be overdue, and, except as otherwise required by applicable law, none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

(e)                                  The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Trust and the Indenture Trustee will recognize Cede & Co., as nominee of DTC, as the registered owner of the Notes, as the Holder of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices and voting. Transfer of principal, premium (if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any) and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by DTC pursuant to rules and procedures established by DTC and its participants. Neither the Trust nor the Indenture Trustee will be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

(f)                                    This Note or portion hereof may not be exchanged for Definitive Notes of this Series of Notes, except in the limited circumstances provided for in the Indenture. The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture. No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section 13.                                   GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

.
[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other

Identifying Number of Assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing	Attorney to
transfer said Note in the Register, with full power of substitution in the premises.

Dated:

(Signature Guaranteed)

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

(Please print or typewrite name and address of the undersigned).

For this Note to be repaid, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than sixty (60) nor less than thirty (30) days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of the authorized denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $_______ or an integral multiple of the authorized denomination in excess of $_______) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
DATE:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Registered Face Amount to be repaid, if amount to be repaid is less than the Registered Face Amount of this Note (Registered Face Amount remaining must be an authorized denomination)	Fill in for registration of Notes if to be issued otherwise than to the registered Holder:
Name:
$	Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

SURVIVOR’S OPTION RIDER

Unless the Notes have been declared due and payable prior to their maturity by reason of any Event of Default under the Indenture, or have been previously redeemed or otherwise repaid, the authorized Representative (as defined below) of a deceased Beneficial Owner (as defined below) of that Note shall have the option to elect repayment of such Notes following the death of the Beneficial Owner (a “Survivor’s Option”). The Survivor’s Option may not be exercised unless the Notes to be repaid were held by the Beneficial Owner or the estate of that Beneficial Owner for a period beginning at least 6 months immediately prior to such election. “Beneficial Owner” as used in this Survivor’s Option Rider means, with respect to a Note, the person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of that Note, as well as the right to receive payments on that Note.

Upon (i) the valid exercise of the Survivor’s Option and the proper tender of the Notes for repayment by or on behalf of the person that has authority to act on behalf of the deceased Beneficial Owner of such Notes under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased Beneficial Owner or the surviving joint owner of the deceased Beneficial Owner) (the “Representative”) and (ii) the tender and acceptance of that portion of the Funding Agreement equal to the amount of the portion of the Note to be redeemed, the Trust shall repay the Notes (or portion thereof)  at a price equal to 100% of the principal amount of the deceased Beneficial Owner’s beneficial interest in such Note plus accrued and unpaid interest to the date of such repayment. However, the Trust shall not be obligated to repay:

•                  beneficial ownership interests in Notes exceeding the greater of $2,000,000 or 2% (or such other amounts, as specified in the Pricing Supplement) in aggregate principal amount for all notes then outstanding and issued to retail investors under the Program as of the end of the most recent calendar year (the “Annual Put Limitation”);

•                  on behalf of an individual deceased Beneficial Owner, any beneficial ownership interest in all notes issued to retail investors under the Program that exceeds $250,000 (or such other amounts, as specified in the Pricing Supplement) in any calendar year (the “Individual Put Limitation”); or

•                  beneficial ownership interests in Notes of the Trust exceeding the amount specified on the face hereof for the Trust Put Limitation, if any (the “Trust Put Limitation”).

The Trust shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than the authorized denomination specified on the face hereof, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the Principal Amount of such Note remaining Outstanding after repayment must be at least the authorized denomination of the Notes).

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn.

Each Note (or portion thereof) that is elected for exercise of the Survivor’s Option will be accepted in the order that elections are received by the Indenture Trustee, except for any Notes (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, (ii) the Individual Put Limitation, if applied, or (iii) the Trust Put Limitation. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. If, as of the end of any calendar year, the aggregate principal amount of all notes (or portions thereof) issued under the Program that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded the Annual Put Limitation or the Individual Put Limitation, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year, because such acceptance would have contravened any such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such notes (or portions thereof) were originally tendered. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted, the Indenture Trustee shall deliver a notice by first-class mail to the Depositary that states the reason such Note (or portion thereof) has not been accepted for payment.

In order to obtain repayment through exercise of the Survivor’s Option with respect to any Note (or portion thereof), the Representative must provide the following items to the broker or other entity through which the beneficial interest in the Notes is held by the deceased Beneficial Owner:  (i) a written instruction to such broker or other entity to notify the Depositary of the Representative’s desire to obtain repayment through the exercise of the Survivor’s Option; (ii) appropriate evidence satisfactory to the Indenture Trustee that (A) the deceased was the Beneficial Owner of such Notes at the time of death and the interest in such Notes was owned by the deceased Beneficial Owner or his or her estate for a period beginning at least six months immediately prior to the request for repayment, (B) the death of such Beneficial Owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased Beneficial Owner; (iii) if the interest in such Notes is held by a nominee of the deceased Beneficial Owner, a certificate satisfactory to the Indenture Trustee from such nominee attesting to the deceased’s beneficial ownership of such Notes; (iv) a written request for repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States; (v) if applicable, a properly executed assignment or endorsement; (vi) tax waivers and such other instruments or documents that the Indenture Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Notes and the claimant’s entitlement to payment; and (vii) any additional information the Indenture Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Notes. Such broker or other entity shall then deliver each of these items to the direct participant of the Depositary, such direct participant being the entity that holds the beneficial interest in the Notes on behalf of the deceased Beneficial Owner, together with evidence satisfactory to the Indenture Trustee from the broker or other entity stating that it represents the deceased Beneficial Owner. Such direct participant shall then deliver such items to the Indenture Trustee. Such direct participant shall be responsible for disbursing any payments it receives from the Depositary pursuant to exercise of the Survivor’s Option to the appropriate Representative. All questions, other than with respect to the right to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year or as to the Notes or as to the eligibility or validity of any exercise of the Survivor’s Option, will be determined by the Indenture Trustee, in its sole discretion, which determination shall be final and binding on all parties. The Indenture Trustee shall be entitled to rely and shall be fully protected in relying without further inquiry on, in the case of documentation believed by it in good faith to be genuine and to have been signed or presented by the proper Person and that is required to be provided pursuant to (i) clause (ii)(A) of the first sentence of this paragraph, a certificate of the Representative to the effect the deceased was the Beneficial Owner of such Notes at the time of death and the interest in such Notes was owned by the deceased Beneficial Owner or his or her estate for a period beginning at least six months immediately prior to the request for repayment to which is attached a copy of account statements in respect of the account in which such Notes were held demonstrating that such Notes were held for the requisite period, (ii) clause (ii)(B) of the first sentence of this paragraph, a government certified copy of the deceased’s death certificate, and (iii) clause (ii)(C) of the first sentence of this paragraph, a court certified copy of letters testamentary, letters of administration or analogous letters issued by the applicable court.

The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased owner’s spouse, will be deemed the death of the Beneficial Owner of that Note, and the entire principal amount of the Note so held shall be subject to repayment by the Trust upon request. However, the death of a person holding a beneficial interest in a Note as tenant in common with a person other than such deceased owner’s spouse will be deemed the death of a Beneficial Owner only with respect to such deceased person’s ownership interest in the Note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the Beneficial Owner of such Note for purposes of the Survivor’s Option, regardless of whether that Beneficial Owner was the registered holder of the Note, if such beneficial ownership interest can be established to the satisfaction of the Indenture Trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the Note during his or her lifetime.

PROTECTIVE LIFE SECURED TRUSTS
INTERNOTES®

FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR’S OPTION

☐                                   By checking this box, the undersigned represents that:  (1) he/she is the authorized representative of the deceased Beneficial Owner identified below; (2) (a) the deceased was the Beneficial Owner of the principal amount of Notes listed below at the date of his or her death and the interest in such Notes was owned by the deceased or his or her estate for a period beginning at least six months immediately prior to this request for repayment, (b) the death of the Beneficial Owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased Beneficial Owner; and (3) subject to the aggregate limitations on the amount of Notes that may be tendered in any calendar year, he/she hereby elects to tender the principal amount of Notes set forth below for repayment by the Trust for a price equal to 100% (or such lesser amount as may be accepted for repayment) of the principal amount of the beneficial interest of the deceased Beneficial Owner plus accrued interest to the date of repayment.

The deceased Beneficial Owner held the principal amount of Notes to be tendered as (check one):

☐                                    a sole Beneficial Owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

☐                                    a tenant in common with another (other than a spouse). If applicable please provide the amount of interest held by the deceased Beneficial Owner. $_______

Full name of deceased Beneficial Owner (please attach death certificate):

If applicable, full name of the nominee of the deceased Beneficial Owner (please attach a certificate attesting to the deceased’s ownership of the beneficial interest in the notes):

Principal amount of Notes being tendered for repayment (amount must be no less than the authorized denomination specified on the face of the Note):

The Bank of New York, as Indenture Trustee on behalf of the Trust, has the right to reject tenders of Notes if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND NOTES
SUBJECT TO THIS NOTICE OF ELECTION MAY NOT BE TRANSFERRED
PRIOR TO THE DATE OF REPAYMENT

PLEASE SIGN HERE

(Must be signed by authorized representative(s) of deceased Beneficial Owner. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title).

Signature(s) of Authorized Representative(s):

Dated:	, 20

Name(s):
(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Must be signed by authorized representative of:  (1) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc., or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm:

Authorized Signature:

Name:
(Please Print)

Title:

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

Dated:	, 20